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                                  Exhibit 21.1

                          DIGITAL MICROWAVE CORPORATION

                              LIST OF SUBSIDIARIES


                              DMC Telecom U.K. Ltd.
                             East Kilbride, Scotland

                            DMC Telecom Canada, Inc.
                                 Toronto, Canada

                           DMC de Mexico, S.A. de C.V.
                               Mexico City, Mexico

                    Digital Microwave India Private, Limited
                                New Delhi, India

                          DMC Telecom Philippines, Inc.
                            Metro Manila, Philippines

                                  Granger, Inc.
                              Sunnyvale, California